                         MARSHALL & ILSLEY CORPORATION            EXHIBIT 11
                      CALCULATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                            Three Months Ended June 30,
                                            ---------------------------
PRIMARY                                          1996         1995
- -------                                       ----------    ---------
Earnings:
  Net income                                $    50,368   $   46,237
                                              ==========    =========
Shares:
  Weighted average number of common shares
    outstanding                                  92,373       93,386
  Additional shares relating to:
    Convertible preferred stock                   5,755        3,833
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                      1,292        1,096
                                              ----------    ---------
  Total average primary shares outstanding       99,420       98,315
                                              ==========    =========

EARNINGS PER SHARE:
  Primary                                   $      0.51   $     0.47
                                              ==========    =========
FULLY DILUTED
- -------------
Earnings:
  Net income                                $    50,368   $   46,237
  Add: Interest on convertible notes,
    net of income tax effect                        232          465
                                              ----------    ---------
                                            $    50,600   $   46,702
                                              ==========    =========
Shares:
  Weighted average number of common shares
    outstanding                                  92,373       93,386
  Additional shares relating to:
    Convertible preferred stock                   5,755        3,833
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                      1,341        1,213
    Assumed conversion of convertible notes       1,922        3,844
                                              ----------    ---------
  Total average fully diluted
    shares outstanding                          101,391      102,276
                                              ==========    =========

EARNINGS PER SHARE:
  Fully Diluted                             $      0.50   $     0.46
                                              ==========    =========

Notes:
- ------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.

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                         MARSHALL & ILSLEY CORPORATION            EXHIBIT 11
                      CALCULATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                             Six Months Ended June 30,
                                             -------------------------
PRIMARY                                          1996         1995
- -------                                       ----------    ---------
Earnings:
  Net income                                $    96,523   $   92,372
                                              ==========    =========
Shares:
  Weighted average number of common shares
    outstanding                                  92,725       93,464
  Additional shares relating to:
    Convertible preferred stock                   4,794        3,833
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                      1,288        1,105
                                              ----------    ---------
  Total average primary shares outstanding       98,807       98,402
                                              ==========    =========

EARNINGS PER SHARE:
  Primary                                   $      0.98   $     0.94
                                              ==========    =========
FULLY DILUTED
- -------------
Earnings:
  Net income                                $    96,523   $   92,372
  Add: Interest on convertible notes,
    net of income tax effect                        697          930
                                              ----------    ---------
                                            $    97,220   $   93,302
                                              ==========    =========
Shares:
  Weighted average number of common shares
    outstanding                                  92,725       93,464
  Additional shares relating to:
    Convertible preferred stock                   4,794        3,833
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                      1,394        1,284
    Assumed conversion of convertible notes       2,883        3,844
                                              ----------    ---------
  Total average fully diluted
    shares outstanding                          101,796      102,425
                                              ==========    =========

EARNINGS PER SHARE:
  Fully Diluted                             $      0.96   $     0.91
                                              ==========    =========

Notes:
- ------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.